EXHIBIT 5.1 Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com
August 28, 2023

VIA ELECTRONIC MAIL
Ontrak, Inc.
2200 Paseo Verde Parkway, Suite 280
Henderson, NV 89052

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Ontrak, Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion which relates to a Registration Statement on Form S-1 (File No. 333-273029) (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the proposed issuance and sale by the Company of (i) up to 10,191,083 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) up to 20,382,166 warrants to purchase up to 20,382,166 shares of Common Stock (the “Warrants”), (iii) up to 10,191,083 pre-funded warrants to purchase up to 10,191,083 shares of Common Stock (the “Pre-funded Warrants,” and together with the Shares and Warrants, the “Securities”); and (iv) up to 30,573,249 shares of Common Stock issuable on exercise of the Warrants and Pre-funded Warrants. The Securities are to be issued and sold by the Company to investors pursuant to a securities purchase agreement (the “SPA”) to be entered into between the Company and the investors set forth therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities and the securities issued upon exercise thereunder.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Amended and Restated Certificate of Incorporation as currently in effect, including the Certificate of Designation of Rights and Preferences for the 9.50% Series A Cumulative Preferred Stock, as amended, (ii) the Company’s Amended and Restated Bylaws as currently in effect, (iii) the Registration Statement, all exhibits thereto and related Prospectus, (iii) the form of SPA, (iv) the form of Warrant, (v) the form of Pre-Funded Warrant, and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments

EXHIBIT 5.1 Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com are the valid, binding and enforceable obligations of such parties, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (g) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

It is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that (i) the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (“DGCL”) and when the Shares are delivered to and paid for in accordance with the terms of each SPA and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable; (ii) the Warrants and Pre-Funded Warrants are the binding and enforceable obligations of the Company, and (iii) the shares of Common Stock to be issued upon exercise of the Warrants and Pre-Funded Warrants, when issued in accordance with the terms of their governing instruments and upon payment therefor, will be validly issued, fully paid and non-assessable. In rendering the foregoing opinions, we have assumed that (a) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (b) upon the issue of any of the shares of Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock the Company is then authorized to issue under its governing documents.

Our opinions set forth in the paragraph above related to the Warrants and the Pre-Funded Warrants are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the securities covered by the Registration Statement or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

EXHIBIT 5.1 Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

The opinions which we render herein are limited to those matters governed by the DGCL and as to the enforceability of the Warrants and Pre-funded Warrants, New York law, and we express no opinion with respect to any other laws. No opinion is expressed herein with respect to the qualification of the securities covered by the Registration Statement under the securities or blue sky laws of any state or any foreign jurisdiction.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

-3-